EXHIBIT 10.74

                            FIRST AMENDMENT TO LEASE


               THIS AMENDMENT is made and entered into as of the 18th day of February, 2003, by and between CGA INVESTMENT COMPANY L.L.C. ("Landlord") and InfiNET SOLUTIONS, an Illinois corporation ("Tenant").

                                   WITNESSETH:

        WHEREAS, by lease dated May 26, 2002, Landlord leased to Tenant certain premises (the "Leased Premises") consisting of approximately 12,594 square feet of space, commonly known as 1425 Busch Parkway in Buffalo Grove, Illinois, (said Lease, as hereby amended, is hereinafter referred to as the "Lease"); and

        WHEREAS, Landlord and Tenant desire to extend the term of the Lease on the terms set forth below;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, Landlord and Tenant hereby agree as follows:

        1. EXTENDED TERM. The term of the Lease is hereby extended to April 30, 2004 on the same terms and conditions as set forth in the Lease, except as modified herein and unless sooner terminated pursuant to the terms of the Lease.

        2. RENT As of May 1, 2003, the Rent payable under Section 4.0 of the Lease shall be as follows:

               Period           Annual Base Rent         Monthly Installment
               ------           ----------------         -------------------


        05/01/03-04/30/04         $98,485.08                  $8,207.09

        3. REAL ESTATE BROKERS. Tenant represents that it has dealt with, and only with Van Vlissingen and Co., as broker in connection with this Amendment, and that, insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Tenant in the negotiating of this Amendment.

        4. LEASE IN FULL FORCE AND EFFECT. Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

5. ESTOPPEL. Tenant hereby acknowledges that as of the date hereof, Tenant has no


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claims arising under the Lease against Landlord or its agents, or any one or more of the foregoing, and that Tenant knows of no default or failure on the part of Landlord to keep or perform any covenant, condition or undertaking to be kept or performed by Landlord under the Lease. Tenant hereby releases Landlord from any liability arising under the Lease prior to the date hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                              LANDLORD:

                              CGA INVESTMENT COMPANY L.L.C., an Illinois limited liability company

                              By: Lamphere Rental Subpartnership, an Illinois
                                  joint venture, a member

                              By:   /S/ Robert G. Lamphere
                                  ---------------------------------
                                  a general partner

                              TENANT:

                              InfiNET SOLUTIONS

                              By:    /S/ Harvey Gannon
                                     ------------------------------
                              Title: President
                                     ------------------------------


Attest:
       ----------------------------------
                                Secretary
       -------------------------